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                                                                    EXHIBIT 99.1

                          UNITY FIRST ACQUISITION CORP.
                                245 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Lawrence Burstein and Norman Leben as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of common stock of Unity First Acquisition Corp. ("Unity") held of record
by the undersigned on June   , 1999 at the Special Meeting of shareholders to
be held on June   , 1999, or any adjournment thereof.

1. To consider and vote upon a proposal to amend the Certificate of Incorporation of Unity in the manner described in the Special Meeting Proxy Statement.

      |_| FOR                     |_| AGAINST                      |_| ABSTAIN

2. To consider and vote upon a proposal to approve and adopt a certain Agreement and Plan of Merger and Reorganization, dated as of February 1, 1999, between Unity and GraphOn Corporation, a California corporation ("GraphOn"), providing for, among other things, the merger of GraphOn with and into Unity, and the issuance by Unity of approximately 9,086,961 shares of its common stock to GraphOn's shareholders, all upon the terms and conditions described therein.

      |_| FOR                     |_| AGAINST                      |_| ABSTAIN

3. To approve an adjournment or postponement of the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the Special Meeting to approve Proposal 1, above.

      |_| FOR                     |_| AGAINST                      |_| ABSTAIN

4. To transact any other business incidental to the Special Meeting that may properly come before such meeting or any adjournment or postponement thereof.

                           (CONTINUED ON REVERSE SIDE)


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         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. A VOTE TO "ABSTAIN" WILL NOT BE COUNTED TOWARDS THE REQUISITE AFFIRMATIVE VOTE TO APPROVE PROPOSAL 1.

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below.

                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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                                    Signature


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                                    Signature if held jointly.
                                    Dated:  _________, 1999